Exhibit 10.62
AMENDMENT NO. 6
TO THE NATIONAL CITY
SAVINGS AND INVESTMENT PLAN
(as amended and restated effective January 1, 2001)

     National City Corporation, a Delaware corporation, and National City Bank, a national banking association, Trustee, hereby evidence the adoption of this Amendment No. 6 to the National City Savings and Investment Plan, as amended and restated as of January 1, 2001 (the “Plan”).
1. Effective January 1, 2005, Section 1.1 of Article I of the Plan is hereby amended by the deletion of paragraph (15)(c) thereunder and the substitution in lieu thereof of a new paragraph (c) to read as follows:
     “(c) Credited Compensation shall not include any amounts paid to any Employee prior to his meeting the eligibility requirements under Article II of the Plan.”
2. Effective January 1, 2006, Section 1.1 of Article I of the Plan is hereby amended by the deletion of paragraph (21) in its entirety and the substitution in lieu thereof of a new paragraph (21) to read as follows:
     “(21) Employee: An employee of a Controlled Group Member and, to the extent required by Code Section 414(n), any person who is a “leased employee” of a Controlled Group Member. For purposes of this Subsection, effective as of January 1, 1987, a “leased employee” means any person who, pursuant to an agreement between a Controlled Group Member and any other person (“leasing organization”), has performed services for the Controlled Group Member on a substantially full-time basis for a period of at least one year, and such services are: (a) for Plan Years beginning prior to January 1, 1997, of a type historically performed by employees in the business field; or (b) for Plan Years beginning after December 31, 1996, performed under the primary direction or control of the Controlled Group Member. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for a Controlled Group Member will be treated as provided by the Controlled Group Member. A leased employee will not be considered an Employee of a Controlled Group Member, however, if (a) leased employees do not constitute more than 20 percent of the Controlled Group Member’s nonhighly compensated work force (within the meaning of Code Section 414(n)(5)(C)(ii)) and (b) such leased employee is covered by a money purchase pension plan maintained by the leasing organization that provides (i) a nonintegrated employer contribution rate of at least 10 percent of Credited Compensation, (ii) immediate participation and (iii) full and immediate vesting. Employees who receiving severance payments in the form of salary continuation (other than persons receiving payments under the Provident Financial Group, Inc. Severance Benefit Plan) shall be deemed Employees for purposes of the Plan until the expiration of such payments. Notwithstanding anything in the foregoing sentences to the contrary, effective for any individual who first receives a notice of position elimination on or after January 1, 2006, such individual shall cease to be an Employee on his termination of employment without regard to any subsequent severance payments.”
3. Effective January 1, 2005, Section 1.1 of Article I of the Plan is hereby amended to clarify the meaning of the term “Employment Year” therein in a manner consistent with Section 1.410(a)(7)(C)(2) of the United States Treasury regulations by the deletion of paragraph (24) thereunder and the substitution of a new paragraph (24) in lieu thereof to read as follows:
     “(24) Employment Year: The period beginning on the first day an Employee performs an Hour of Service for a Controlled Group Member after initially becoming an Employee (or after again becoming an Employee following a Break in Service) and ending on the first anniversary thereof, and each subsequent one-year period.”
4. Effective March 28, 2005, Article VI of the Plan is hereby amended by the deletion of Section 6.5 thereunder in its entirety and the substitution in lieu thereof of a new Section 6.5 to read as follows:
     “6.5 Payment of Small Benefits. Effective March 28, 2005, notwithstanding the foregoing provisions of this Article, if the value of the Vested Interest of a Participant following his termination of employment (whether by death or otherwise) does not exceed $1,000 on the first Valuation Date next following such termination of employment, such Vested Interest shall be paid to the Participant (or, if applicable, his Beneficiary) in a lump sum within 90 days after such Valuation Date. For purposes of this Section 6.5, the value of a Participant’s Vested Interest will include that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.”
5. Effective as of the dates set forth herein below, Article XVII of the Plan is hereby amended by adding the following new Sections at the end thereof:
     “17.45 Appendix AS – Relating to the acquisition of Charter One Vendor Finance, LLC by National City Bank. Attached hereto and made a part of this Plan is Appendix AS which relates to the acquisition of Charter One Vendor Finance, LLC by National City Bank and is effective as of January 14, 2005.

     17.46 Appendix AT – Provident Financial Group, Inc. Retirement Plan – Merger into this Plan. Attached hereto and made a part of this Plan is Appendix AT relating to and providing for the merger of the Provident Financial Group, Inc. Retirement Plan into this Plan effective as of April 1, 2005 (or such later date as may be required by applicable law).
     17.47 Appendix AU – National City Savings and Investment Plan No. 2 – Merger into this Plan. Attached and made a part of this Plan is Appendix AV relating to and providing for the merger of the National City Savings and Investment Plan No. 2 into this Plan effective September 16, 2005 (or such later date as may be required by applicable law).
     17.48 Appendix AV – Allegiant Bancorp, Inc. 401(K) Profit Sharing Plan and Trust – Merger into this Plan. Attached hereto and made a part of this Plan is Appendix AU relating to and providing for the merger of the Allegiant Bancorp, Inc. 401(K) Profit Sharing Plan and Trust into this Plan effective as of October 3, 2005 (or such later date as may be required by applicable law).
     17.49 Appendix AW – Wayne Bancorp, Inc. and Affiliates Employee Stock Ownership Plan — Transfer of Assets. Attached and made a part of this Plan is Appendix AW relating to transfer of assets from the Wayne Bancorp, Inc. and Affiliates Employee Stock Ownership Plan into this Plan in connection with the termination of the Wayne Bancorp, Inc. and Affiliates Employee Stock Ownership Plan.”
Executed at Cleveland, Ohio this ___day of December, 2005 but effective as otherwise set forth above.

NATIONAL CITY BANK, TRUSTEE	NATIONAL CITY CORPORATION

By:	By:

Title:	Title:

By:

Title:

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